UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

December 1, 2014

Date of report (Date of earliest event reported)

Amyris, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA 94608

(Address of principal executive offices) (Zip Code)

(510) 450-0761

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On December 3, 2014, Amyris, Inc. (the “Company”) announced that the Company’s Board of Directors had, on December 1, 2014, appointed Raffi Asadorian to serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer, with such appointment to become effective on January 6, 2015. The Company’s interim Chief Financial Officer, Paulo Diniz, will cease serving as the Company’s interim Chief Financial Officer effective immediately prior to the commencement of Mr. Asadorian’s employment, at which point Mr. Diniz will return to Brazil to serve in a chairman position at Amyris Brasil Ltda.

Before joining the Company, Mr. Asadorian served as Chief Financial Officer of Unilabs S.A. from August 2009 to October 2014. From 2007 to 2009, he served at Barr Pharmaceuticals as Senior Vice-President and Chief Financial Officer of the PLIVA Group. Mr. Asadorian previously served as a Partner at PricewaterhouseCoopers, in its Transaction Services (mergers and acquisitions advisory) group. Mr. Asadorian holds a Bachelor of Science in Business Administration degree from Xavier University and a Master of Business Administration degree from the University of Manchester (U.K.).

On October 28, 2014, the Company and Mr. Asadorian entered into an Offer Letter (the “Offer Letter”), under which Mr. Asadorian is expected to commence employment with the Company on January 6, 2015. The Offer Letter provides for an initial annual base salary for Mr. Asadorian in the amount of $450,000. Mr. Asadorian will also initially be eligible to receive an annual performance-based bonus, which is based on a bonus target of $150,000 subject to his achievement of performance objectives. In connection with Mr. Asadorian’s appointment, the Company agreed to grant Mr. Asadorian a stock option award and a restricted stock unit (“RSU”) award under the Company’s 2010 Equity Incentive Plan. The equity awards to Mr. Asadorian consist of: (i) a non-statutory stock option to purchase 300,000 shares of the Company’s Common Stock (vesting over four years, with 25% of the shares subject to the option vesting upon completion by Mr. Asadorian of his twelfth month of employment and the remainder vesting over the following three years in 36 equal monthly installments) with an exercise price equal to the fair market value of the Common Stock on the date of the grant; and (ii) an award of 200,000 RSUs, which would vest over three years in equal annual installments. The Company also agreed to reimburse Mr. Asadorian for up to $75,000 in total relocation and temporary housing costs associated with Mr. Asadorian’s relocation from Switzerland to the San Francisco Bay Area.

Mr. Asadorian will be eligible to participate in the Company’s standard Executive Severance Plan described under “Executive Compensation—Potential Severance Payments upon Termination and upon Termination Following a Change in Control” in the Company’s 2014 proxy statement filed with the Securities and Exchange Commission on April 14, 2014 (the “Proxy Statement”). He will also be eligible to participate in the Company’s other general executive compensation programs described in the “Executive Compensation” section of the Proxy Statement, including indemnification and other agreements described under “Agreements with Executives,” and “Limitation of Liability and Indemnification.” Such descriptions are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: December 3, 2014	By: /s/ Nicholas Khadder
Nicholas Khadder
SVP and General Counsel